Exhibit 99.1

FOR RELEASE: IMMEDIATE

GATX CORPORATION REPORTS 2012 FIRST QUARTER RESULTS

CHICAGO, IL, April 26, 2012 – GATX Corporation (NYSE:GMT) today reported 2012 first quarter net income of $30.3 million or $.64 per diluted share, compared to net income of $19.9 million or $.42 per diluted share in the first quarter of 2011. The 2012 and 2011 first quarter results include the aggregate impact from Tax Benefits and Other Items of negative $2.2 million or $.05 per diluted share and positive $6.4 million or $.14 per diluted share, respectively. Details related to the Tax Benefits and Other Items are provided in the attached Supplemental Information.

Brian A. Kenney, president and chief executive officer of GATX, said, “Demand for most railcar types in our fleet continues to be strong. GATX’s North American fleet utilization improved to 98.5% at the end of the first quarter. The commercial team remains focused on improving lease rates while also increasing lease terms on many car types. GATX’s Lease Price Index (“LPI”) was a positive 19.2% with an average renewal term of 55 months, and the renewal success rate was over 80%.

Mr. Kenney added, “We continue to take delivery of new railcars under our five-year supply agreement, and we are placing these cars on long-term leases at very attractive rates. We are also taking delivery of new tank cars in Europe and achieving favorable lease terms.

“American Steamship Company’s (“ASC”) sailing season began in late March. Based on early indications from our customers, ASC expects to move modestly more tonnage in 2012 than in 2011. Results in the Portfolio Management segment were solid as we executed on planned asset remarketing activity during the quarter.”

Mr. Kenney concluded, “Our 2012 full-year earnings estimate remains unchanged at $2.40—$2.60 per diluted share, excluding the impact of Tax Benefits and Other Items.”

RAIL

Rail segment profit was $58.6 million in the first quarter of 2012, compared to $51.6 million in the first quarter of 2011. The 2012 and 2011 first quarter results include the pre-tax impact from Other Items of negative $2.5 million and positive $7.2 million, respectively. The improvement in segment profit was driven by increasing lease rates and lower maintenance expense due to the high renewal success rate in North America.

At March 31, 2012, Rail’s wholly-owned North American fleet totaled approximately 109,000 cars, and fleet utilization was 98.5% compared to 98.2% at year end and 97.8% at March 31, 2011. The European wholly-owned tank car fleet totaled approximately 21,000 cars and utilization was 96.7% compared to 97.1% at year end and 95.8% at March 31, 2011.

During the first quarter of 2012, the change in the Lease Price Index (“LPI”) was a positive 19.2%. This compares to a positive 13.2% in the prior quarter and a negative 0.5% in the first quarter 2011. The average lease renewal term for cars in the LPI during the first quarter was 55 months compared to 48 months in the 2011 fourth quarter and 41 months in the prior year period. Rail’s investment volume, driven by new railcar purchases in North America and Europe, was $143.7 million.

Additional current and historical fleet and operating data as well as macroeconomic data related to Rail’s business can be found on the last page of this press release.

AMERICAN STEAMSHIP COMPANY

American Steamship Company (“ASC”) reported segment profit of $2.1 million in the first quarter 2012 compared to $0.8 million in the first quarter 2011. ASC’s operations are limited during the first quarter as the vessels are in winter lay up from mid-January through late March.

PORTFOLIO MANAGEMENT

Portfolio Management reported segment profit of $22.0 million in the first quarter of 2012 compared to $10.7 million in the prior year period. The increase in segment profit was due to an increase in asset remarketing activity.

The Portfolio Management segment currently consists of approximately $831.4 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $154.1 million.

COMPANY DESCRIPTION

GATX Corporation (NYSE:GMT) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. Controlling one of the largest railcar fleets in the world, GATX has been providing quality railcars and services to its customers for 114 years. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION

GATX Corporation will host a teleconference to discuss 2012 first quarter. Teleconference details are as follows:

Thursday, April 26th

11:00 A.M. Eastern Time

Domestic Dial-In: 1-800-895-0231

International Dial-In: 1-785-424-1054

Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 4574425

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS

This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project” or other similar words. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K for the year ended December 31, 2011 and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements.

Specific factors that might cause actual results to differ from expectations include, but are not limited to, (1) general economic, market, regulatory and political conditions affecting the rail, marine and other industries served by GATX and its customers; (2) competitive factors in GATX’s primary markets, including lease pricing and asset availability; (3) lease rates, utilization levels and operating costs in GATX’s primary operating segments; (4) conditions in the capital markets or changes in GATX’s credit ratings and financing costs; (5) risks related to compliance with, or changes to, laws, rules and regulations applicable to GATX and its rail, marine and other assets; (6) costs associated with maintenance initiatives; (7) operational and financial risks associated with long-term railcar purchase commitments; (8) changes in loss provision levels within GATX’s portfolio; (9) conditions affecting certain assets, customers or regions where GATX has a large investment; (10) impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; (11) opportunities for remarketing income; (12) labor relations with unions representing GATX employees; and (13) the outcome of pending or threatened litigation.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.

FOR FURTHER INFORMATION CONTACT:

GATX Corporation

Jennifer Van Aken

312-621-6689

jennifer.vanaken@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(4/26/12)

—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In Millions, Except Per Share Data)

	Three Months Ended March 31
	2012	2011
Gross Income
Lease income	$232.3	$224.8
Marine operating revenue	10.7	11.1
Asset remarketing income	21.6	8.9
Other income	19.9	20.2

Revenues	284.5	265.0
Share of affiliates’ earnings	5.5	17.1

Total Gross Income	290.0	282.1

Ownership Costs
Depreciation	55.7	52.3
Interest expense, net	42.6	42.9
Operating lease expense	31.4	34.6

Total Ownership Costs	129.7	129.8

Other Costs and Expenses
Maintenance expense	60.7	69.3
Marine operating expense	7.7	8.9
Selling, general and administrative	38.1	36.4
Other	10.3	11.9

Total Other Costs and Expenses	116.8	126.5

Income before Income Taxes	43.5	25.8
Income Taxes	13.2	5.9

Net Income	$30.3	$19.9

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In Millions, Except Per Share Data)

	Three Months Ended
	March 31
	2012	2011
Per Share Data

Basic	$0.65	$0.43

Average number of common shares	46.7	46.3

Diluted	$0.64	$0.42

Average number of common shares and common share equivalents	47.5	47.0

Dividends declared per common share	$0.30	$0.29

GATX CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Millions)

	March 31	December 31
	2012	2011
Assets

Cash and Cash Equivalents	$141.0	$248.4
Restricted Cash	31.9	35.2

Receivables
Rent and other receivables	60.5	76.7
Loans	30.3	30.4
Finance leases	274.4	334.9
Less: allowance for losses	(3.0)	(11.8)

	362.2	430.2

Operating Assets and Facilities
Rail	5,843.1	5,692.6
ASC	380.7	374.7
Portfolio Management	344.3	348.7
Less: allowance for depreciation	(2,107.5)	(2,056.7)

	4,460.6	4,359.3

Investments in Affiliated Companies	509.1	513.8
Goodwill	92.5	90.5
Other Assets	195.6	180.1

Total Assets	$5,792.9	$5,857.5

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$132.7	$135.6

Debt
Commercial paper and borrowings under bank credit facilities	176.0	28.6
Recourse	3,141.4	3,354.8
Nonrecourse	146.3	149.4
Capital lease obligations	13.2	14.3

	3,476.9	3,547.1

Deferred Income Taxes	778.6	765.9
Other Liabilities	229.2	281.6

Total Liabilities	4,617.4	4,730.2
Total Shareholders’ Equity	1,175.5	1,127.3

Total Liabilities and Shareholders’ Equity	$5,792.9	$5,857.5

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Three Months Ended March 31, 2012

(In Millions)

			Portfolio		GATX
	Rail	ASC	Management	Other	Consolidated
Gross Income
Lease income	$214.6	$1.1	$16.6	$—	$232.3
Marine operating revenue	—	10.7	—	—	10.7
Asset remarketing income	10.8	—	10.8	—	21.6
Other income	19.0	—	0.7	0.2	19.9

Revenues	244.4	11.8	28.1	0.2	284.5
Share of affiliates’ earnings	(2.0)	—	7.5	—	5.5

Total Gross Income	242.4	11.8	35.6	0.2	290.0

Ownership Costs
Depreciation	50.3	—	5.4	—	55.7
Interest expense, net	32.2	1.8	7.2	1.4	42.6
Operating lease expense	31.4	—	0.1	(0.1)	31.4

Total Ownership Costs	113.9	1.8	12.7	1.3	129.7

Other Costs and Expenses
Maintenance expense	60.3	0.4	—	—	60.7
Marine operating expense	—	7.7	—	—	7.7
Other	9.6	(0.2)	0.9	—	10.3

Total Other Costs and Expenses	69.9	7.9	0.9	—	78.7

Segment Profit (Loss)	$58.6	$2.1	$22.0	$(1.1)	81.6

Selling, general and administrative					38.1

Income before Income Taxes					43.5
Income Taxes					13.2

Net Income					$30.3

Selected Data:

Investment Volume	$143.7	$5.9	$3.1	$1.0	$153.7

Asset Remarketing Income:
Disposition Gains on Owned Assets	10.4	—	7.8	—	18.2
Residual Sharing Income	0.4	—	3.0	—	3.4

Total Asset Remarketing Income	$10.8	$—	$10.8	$—	$21.6

Scrapping Gains (a)	$6.4	$—	$—	$—	$6.4

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SEGMENT DATA (UNAUDITED)

Three Months Ended March 31, 2011

(In Millions)

			Portfolio		GATX
	Rail	ASC	Management	Other	Consolidated
Gross Income
Lease income	$209.4	$1.0	$14.4	$—	$224.8
Marine operating revenue	—	11.1	—	—	11.1
Asset remarketing income	7.6	—	1.3	—	8.9
Other income	19.8	—	0.2	0.2	20.2

Revenues	236.8	12.1	15.9	0.2	265.0
Share of affiliates’ earnings	7.1	—	10.0	—	17.1

Total Gross Income	243.9	12.1	25.9	0.2	282.1

Ownership Costs
Depreciation	47.9	—	4.4	—	52.3
Interest expense, net	32.7	2.0	7.1	1.1	42.9
Operating lease expense	34.4	—	0.3	(0.1)	34.6

Total Ownership Costs	115.0	2.0	11.8	1.0	129.8

Other Costs and Expenses
Maintenance expense	68.9	0.4	—	—	69.3
Marine operating expense	—	8.9	—	—	8.9
Other	8.4	—	3.4	0.1	11.9

Total Other Costs and Expenses	77.3	9.3	3.4	0.1	90.1

Segment Profit	$51.6	$0.8	$10.7	$(0.9)	62.2

Selling, general and administrative					36.4

Income before Income Taxes					25.8
Income Taxes					5.9

Net Income					$19.9

Selected Data:

Investment Volume	$53.9	$5.2	$36.4	$0.7	$96.2

Asset Remarketing Income:
Disposition Gains on Owned Assets	7.6	—	0.2	—	7.8
Residual Sharing Income	—	—	1.1	—	1.1

Total Asset Remarketing Income	$7.6	$—	$1.3	$—	$8.9

Scrapping Gains (a)	$6.5	$—	$—	$—	$6.5

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(In Millions, Except Per Share Data)

Tax Benefits and Other Items impact on Net Income:

	Three Months Ended
	March 31
	2012	2011
Tax Benefits	$—	$—
Other Items
Fair value remeasurements of interest rate swaps at AAE (a)	(2.2)	6.4

	$(2.2)	$6.4

Tax Benefits and Other Items impact on Diluted Earnings Per Share:

	Three Months Ended
	March 31
	2012	2011
Tax Benefits	$—	$—
Other Items
Fair value remeasurements of interest rate swaps at AAE (a)	(0.05)	0.14

	$(0.05)	$0.14

Management believes that highlighting these items allows the reader to better analyze ongoing operating results and trends.

(a)	Positive (Negative) fair value remeasurements of certain interest rate swaps at GATX’s European rail affiliate, AAE Cargo AG.

GATX CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(In Millions, Except Leverage)

(Continued)

	3/31/2011	6/30/2011	9/30/2011	12/31/2011	3/31/2012
Assets by Segment (includes off-balance sheet assets)
Rail	$5,185.8	$5,284.9	$5,244.4	$5,270.5	$5,270.6
ASC	269.1	286.1	286.1	275.9	274.2
Portfolio Management	755.5	794.2	855.9	828.3	808.6
Other	82.7	83.9	86.8	86.3	81.1

Total Assets, Excluding Cash	$6,293.1	$6,449.1	$6,473.2	$6,461.0	$6,434.5

Non-performing Investments	$16.5	$16.0	$16.0	$16.0	$—

Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	$121.9	$52.0	$9.2	$(219.8)	$35.0
On Balance Sheet Recourse Debt	2,810.6	2,990.1	3,145.6	3,354.8	3,141.4
On Balance Sheet Nonrecourse Debt	193.1	189.8	157.8	149.4	146.3
Off Balance Sheet Recourse Debt	718.3	728.5	705.6	714.2	646.3
Off Balance Sheet Nonrecourse Debt	184.7	180.7	176.7	172.9	168.2
Capital Lease Obligations	40.6	15.4	14.3	14.3	13.2

Total Borrowings, Net of Unrestricted Cash	$4,069.2	$4,156.5	$4,209.2	$4,185.8	$4,150.4

Total Recourse Debt (a)	$3,691.4	$3,786.0	$3,874.7	$3,863.5	$3,835.9
Shareholders’ Equity	$1,153.7	$1,191.1	$1,155.3	$1,127.3	$1,175.5
Recourse Leverage (b)	3.2	3.2	3.4	3.4	3.3

(a)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse

+ Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash

(b)	Recourse Leverage = Total Recourse Debt / Shareholders’ Equity

Reconciliation of Total Assets to Total Assets (including off-balance sheet assets), Excluding Cash:

Total Assets	$5,498.7	$5,642.5	$5,756.5	$5,857.5	$5,792.9
Less: Cash	(108.6)	(102.6)	(165.6)	(283.6)	(172.9)
Add Off-Balance Sheet Assets:
Rail	899.8	906.2	879.5	884.5	813.7
Portfolio Management	3.2	3.0	2.8	2.6	0.8

Total Assets, Excluding Cash	$6,293.1	$6,449.1	$6,473.2	$6,461.0	$6,434.5

GATX CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(Continued)

	3/31/2011	6/30/2011	9/30/2011	12/31/2011	3/31/2012
North American Rail Statistics (wholly-owned fleet)
Lease Price Index (LPI) (a)
Average Renewal Lease Rate Change	-0.5%	4.4%	9.6%	13.2%	19.2%
Average Renewal Term (months)	41	41	49	48	55

Fleet Rollforward
Beginning Balance	111,389	109,780	108,764	109,091	109,070
Cars Added	175	657	1,069	972	1,223
Cars Scrapped	(963)	(1,102)	(602)	(696)	(544)
Cars Sold	(821)	(571)	(140)	(297)	(633)
Ending Balance	109,780	108,764	109,091	109,070	109,116
Utilization	97.8%	98.2%	98.2%	98.2%	98.5%

GATX Rail Europe Statistics (wholly-owned fleet)
Fleet Rollforward
Beginning Balance	20,432	20,524	20,675	20,828	20,927
Cars Added	109	164	200	368	304
Cars Scrapped/Sold	(17)	(13)	(47)	(269)	(167)
Ending Balance	20,524	20,675	20,828	20,927	21,064
Utilization	95.8%	95.7%	96.0%	97.1%	96.7%

Rail Industry Statistics
Manufacturing Capacity Utilization Index (b)	77.0%	76.6%	77.7%	78.3%	76.5%
Year-over-year Change in U.S. Carloadings (total, excl. intermodal) (c)	5.1%	2.7%	1.8%	2.2%	(2.5)%
Year-over-year Change in U.S. Carloadings (chemical) (c)	7.0%	5.1%	4.2%	3.4%	(1.3)%
Year-over-year Change in U.S. Carloadings (petroleum products) (c)	9.6%	6.3%	8.0%	11.1%	28.4%
Production Backlog at Railcar Manufacturers (d)	51,913	57,308	65,044	64,575	60,191

American Steamship Company (ASC) Statistics
Total Net Tons Carried (millions)	1.2	7.8	9.7	9.7	1.3

(a)	LPI is an internally generated business indicator that measures general lease rate pricing on renewals within GATX’s North American rail fleet. The index reflects the weighted average lease rate for a select group of railcar types that GATX believes to be representative of its overall North American fleet. The average renewal lease rate change reflects the percentage change between the weighted average renewal lease rate and the weighted average expiring lease rate for railcars in the LPI. The average renewal term reflects the weighted average renewal lease term in months for railcars in the LPI.
(b)	As reported and revised by the Federal Reserve.
(c)	As reported by the Association of American Railroads (AAR).
(d)	As reported by the Railway Supply Institute (RSI).